Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Whom It May Concern:

We consent to the incorporation by reference in the Registration Statement No. 333-281622 on Form N-2, as amended, of our report dated October 15, 2025, relating to the financial statements and financial highlights of Daxor Corporation appearing in the Certified Shareholder Report on Amendment No.1 - Form N-CSR/A for the annual period ended December 31, 2023.

We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

Very truly yours,

/s/ Bush & Associates, CPA

Bush & Associates CPA LLC (PCAOB 6797)

Henderson, Nevada

October 15, 2025

179 N. Gibson Rd., Henderson, NV 89014 ● 702.703.5979 ● www.bushandassociatescpas.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Whom It May Concern:

We consent to the incorporation by reference in the Registration Statement No. 333-281622 on Form N-2, as amended, of our report dated March 3, 2025, relating to the financial statements and financial highlights of Daxor Corporation appearing in the Certified Shareholder Report on Amendment No. 1 - Form N-CSR/A for the annual period ended December 31, 2024.

We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

Very truly yours,

/s/ Bush & Associates, CPA

Bush & Associates CPA LLC (PCAOB 6797)

Henderson, Nevada

October 15, 2025

179 N. Gibson Rd., Henderson, NV 89014 ● 702.703.5979 ● www.bushandassociatescpas.com